EXHIBIT 3.17

CERTIFICATE OF INCORPORATION

-OF-

VITOL-ANKER HOLDING, INC.

1. The name of the corporation is

VITOL-ANKER HOLDING, INC.

2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to One Hundred Thousand Dollars ($100,000.00).

5. The name and mailing address of the incorporator is:

NAME	MAILING ADDRESS
Brian E. McGunigle	200 Park Avenue New York, New York 10017

6. The corporation is to have perpetual existence.

7. The corporation shall indemnify to the full extent authorized by the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint-venture, trust or other enterprise.

8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

I, THE UNDERSIGNED, being the incorporator hereinbefore

named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 10th day of March, 1975.

/s/ Brian E. McGunigle
Brian E. McGunigle

STATE OF NEW YORK	)
	:	SS.:
COUNTY OF NEW YORK	)

BE IT REMEMBERED THAT on this 10th day of March A.D., 1975, personally came before me, Margaret T. Rush a Notary Public in and for the County and State aforesaid, BRIAN E. McGUNIGLE, signatory of the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be his act and deed, and that the facts therein stated are truly set forth.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/ Margaret T. Rush
Margaret T. Rush

MARGARET T. RUSH Notary Public, State of New York No. 31-4521855 Qualified in New York County Commission Expires March 30, 1976

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION OF

ANKER HOLDING, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

THE UNDERSIGNED, being the President of ANKER HOLDING, INC. does hereby certify:

FIRST: That the Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on the 11th day of March 1975, and a certified copy thereof was recorded in the office of the Recorder of Kent County, Delaware, on the 11th day of March 1975.

SECOND: That Article 1. of the Certificate of Incorporation is amended to read as follows:

“1. The name of the Corporation is ANKER ENERGY CORPORATION”.

THIRD: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 31st day of December 1980.

/s/ Mark R. Joseph
Mark R. Joseph President

/s/ Marvin E. Milbauer
Marvin E. Milbauer, Secretary

[SEAL]

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

VITOL-ANKER HOLDING, INC.

(Pursuant to Section 242 of the Delaware Corporation Law)

VITOL-ANKER HOLDING, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify that:

FIRST: The Board of Directors of Vitol-Anker Holding Inc., by the unanimous written consent of its members, filed with the minutes of the board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling for consideration thereof by the stockholders. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article “1” thereof so that, as amended, said Article shall be and read as follows:

“1. The name of the corporation is

ANKER HOLDING, INC.”

SECOND: Thereafter, pursuant to resolution of the Board of Directors and in accordance with Section 228 of the General Corporation Law of the State of Delaware, unanimous written consent to the amendment was given by the stockholders. Written notice of such action was not given or required to be given, such consent having been given by unanimous written consent of the stockholders.

THIRD: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said VITOL-ANKER HOLDING, INC. has caused this certificate to be signed by its Vice President and attested by its Secretary this 23rd day of April, 1976.

VITOL-ANKER HOLDING, INC.

By	/s/ Mark R. Joseph
Mark R. Joseph, Vice President

ATTEST:

/s/ Marvin E. Milbauer
Marvin E. Milbauer, Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ANKER MINING AND DEVELOPMENT CO., INC.

INTO

ANKER ENERGY CORPORATION

ANKER ENERGY CORPORATION, a corporation organized and existing under the laws of Delaware, DOES HEREBY CERTIFY:

FIRST: That this Corporation was incorporated on the 11th day of March, 1975, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this Corporation owns all of the outstanding shares of the stock of ANKER MINING AND DEVELOPMENT CO., INC., a corporation incorporated on the 2nd day of April, 1975, pursuant to the Business Corporation Law of the State of Pennsylvania.

THIRD: That this Corporation by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members dated the 30th day of December, 1981, determined to merge Anker Mining and Development Co., Inc. into this Corporation:

RESOLVED, that in order to merge Anker Mining and Development Co., Inc., a Pennsylvania corporation, into this Corporation, the Plan of Merger attached hereto as Annex I is hereby approved and adopted; and it is further

RESOLVED, that the President and the Secretary be and hereby are authorized and directed to make, execute and file such agreements, certificates, consents and other papers as may in their judgment be necessary or desirable to effectuate the aforementioned merger.

FOURTH: That a copy of the Plan of Merger adopted by the Corporation as set forth above is attached hereto as Exhibit A.

IN WITNESS WHEREOF, Anker Energy Corporation has caused this certificate to be signed by Mark R. Joseph, its President, and attested by Marvin E. Milbauer, its Secretary, this 26th day of January, 1982.

ANKER ENERGY, CORPORATION

By	/s/ Mark R. Joseph
Mark R. Joseph, Vice President

ATTEST:

/s/ Marvin E. Milbauer
Marvin E. Milbauer, Secretary

Exhibit A

PLAN OF MERGER

OF

ANKER MINING AND DEVELOPMENT CO., INC.

(a Pennsylvania Corporation)

INTO

ANKER ENERGY CORPORATION

(A Delaware Corporation)

ARTICLE FIRST: As of the Effective Date (as defined in Article Third hereof) and upon the terms set forth in Article Second hereof, Anker Mining and Development Co., Inc., a Pennsylvania corporation incorporated on April 2, 1975 (“Anker Mining”), shall be merged into Anker Energy Corporation, a Delaware corporation incorporated on March 11, 1975 (“Anker Energy”). Anker Energy shall be the surviving corporation in such merger (the “Surviving Corporation”).

ARTICLE SECOND: The terms and conditions of the merger are as follows:

A. Share Cancellation. Each share of common stock of Anker Mining outstanding immediately prior to the Effective Date shall forthwith automatically be cancelled on the Effective Date and no additional shares of the common stock of Anker Energy shall be issued as a result of the merger.

B. Articles of Incorporation and By-Laws; Name. The Articles of Incorporation and By-Laws of Anker Energy shall continue as the Articles of Incorporation and By-Laws of the Surviving Corporation. The name of the Surviving Corporation shall be Anker Energy Corporation.

C. Directors and Officers. The directors and officers of the surviving Corporation shall be as follows:

John J. Faltis	Director
Mark R. Joseph	Director

Exhibit A

Mark R. Joseph	President
John J. Faltis	Executive Vice President
William D. Harper	Vice President
Edward M. Alan	Treasurer
Michael Zagwoski	Secretary
William D. Harper	Assistant Secretary

The directors and officers named above shall serve in accordance with the By-Laws of Anker Energy Corporation until such time as their successors have been elected and qualified.

D. Asset and Liabilities. Upon the Effective Date all the property, real and personal, rights privileges, immunities, powers, purposes, franchises, patents, licenses, trademarks, registrations, causes of action, and every other asset of Anker Mining and Anker Energy shall be transferred to, vest in and devolve upon the Surviving Corporation without further act or deed, and every interest of Anker Mining and Anker Energy shall be as effectively the property of the Surviving Corporation as they were of Anker Mining and Anker Energy.

E. Abandonment. Notwithstanding approval and adoption of this Plan of Merger By the Directors of Anker Mining and Anker Energy, and by the Shareholder of Anker Mining, this Plan of Merger may be abandoned and the merger of Anker Mining and Anker Energy terminated at any time prior to the Effective Date by decision of the Board of Directors of either party.

Article Third: The effective date of the merger of Anker Mining and Anker Energy (the “Effective Date”) shall be January 29, 1982, or, if later, the date a Certificate of Ownership and Merger is filed with the Secretary of State of Delaware or the Articles of Merger are filed by the Department of State of Pennsylvania, in accordance with the provisions of applicable state law.

CERTIFICATE OF MERGER

OF

ENERGY RESOURCE MANAGEMENT SERVICES, INC.

INTO

ANKER ENERGY CORPORATION

(Under Section 252 of the General

Corporation Law of the State of Delaware)

Anker Energy Corporation hereby certifies that:

1. The name and state of incorporation of each of the constituent corporations are:

(a) Energy Resource Management Services, Inc., a West Virginia corporation;

(b) Anker Energy Corporation, a Delaware corporation.

2. An Agreement of Merger and Reorganization (the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by Energy Resource Management Services, Inc. and by Anker Energy Corporation in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation is Anker Energy Corporation.

4. The certificate of incorporation of Anker Energy Corporation shall be the certificate of incorporation of the surviving corporation.

5. The executed Merger Agreement is on file at the principal place of business of Anker Energy Corporation at Route 12, Box 245, Morgantown, West Virginia 26505.

6. A copy of the Merger Agreement will be furnished by Anker Energy Corporation, on request and without cost, to any stockholder of Energy Resource Management Services, Inc. or Anker Energy Corporation.

7. The authorized capital stock of Energy Resource Management Services, Inc., the corporation whose existence is terminated by this merger, is 500 shares of $10 par value common stock.

IN WITNESS WHEREOF, Anker Energy Corporation has caused this certificate to be signed by John J. Faltis, its President, and attested by Bruce Sparks, its Secretary, on the 12th day of November, 1992.

By:	/s/ John J. Faltis
Name: John J. Faltis
Title: President

ATTEST:

By:	/s/ Bruce Sparks
Name: Bruce Sparks
Title: Secretary

AGREEMENT OF MERGER AND REORGANIZATION

ENERGY RESOURCE MANAGEMENT SERVICES, INC.

INTO

ANKER ENERGY CORPORATION

This Agreement of Merger and Reorganization is made as of November 12, 1992 by and among Anker Energy Corporation, a Delaware corporation (“AEC”), Energy Resource Management Services, Inc., a West Virginia corporation (“ERMS”) and Anker Group, Inc., a Delaware corporation (“AGI”).

WHEREAS, as of the date of this Agreement, AEC is authorized to have outstanding 1,000 shares of Common Stock, $100 par value (“AEC Common”), of which 10 shares issued and outstanding and held and owned by AGI;

WHEREAS, as of the date of this Agreement, ERMS is authorized to have outstanding 500 shares of Common Stock, $10 par value (“ERMS Common”), of which 100 shares are issued and outstanding and owned and held by Anker Group B.V., a Netherlands corporation (“AGBV”);

WHEREAS, AEC, ERMS and AGI desire to effect a merger and reorganization in accordance with the laws of Delaware and West Virginia and within the meaning of Sections 368(a)(1) and 368(a)(2)(D) of the United States Internal Revenue Code of 1986 as amended;

WHEREAS, the directors of AEC, ERMS (such corporations being sometimes called herein the “Constituent Corporations”) and AGI have approved this Agreement;

NOW, THEREFORE, in accordance with the laws of Delaware and West Virginia, the parties hereto have agreed and do hereby agree that, subject to the conditions hereinafter set forth, ERMS shall be merged with and into AEC (the “Merger”); AEC shall be the surviving corporation (hereinafter sometimes called the “Surviving Corporation”); the Surviving Corporation shall be governed by the laws of Delaware; and the terms and conditions of the Merger and the mode of carrying the same into effect shall be as follows:

1.	Effective Date

The term “Effective Date” shall mean November 16, 1992 or, if later, the time at which a Certificate of Merger shall have been filed in the office of the Secretary of State of Delaware in accordance with Section 252(c) of the Delaware General Corporation Law, and Articles of Merger shall have been filed in the office of the Secretary of State of West Virginia in accordance with Section 31-1-36(b) of the West Virginia Corporation Act.

2.	Articles of Incorporation

The Articles of Incorporation of AEC, as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with law.

3.	By-Laws

The By-Laws of AEC, as in effect immediately prior to the Effective Date, shall be the By-Laws of the Surviving Corporation until amended in accordance with law.

4.	Exchange of Shares

As of the Effective Date, each share of ERMS Common issued and outstanding immediately prior to the Effective Date shall be automatically converted into the right to receive from AGI one-tenth (1/10) of one share of AGI’s Class B Preferred Stock, $2,500 par value.

5.	Effect Of Merger

(a) From and after the Effective Date, the effect of the Merger shall be as provided in the applicable provisions of Delaware law; at such time, the separate existence of ERMS shall cease; AEC shall be the Surviving Corporation and the name of the Surviving Corporation shall be Anker Energy Corporation, which shall possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, powers, franchises, whether or not assignable, immunities and authority of a public as well as a private nature, of each of the Constituent Corporations; all obligations belonging to or due to each of the Constituent Corporations shall be vested in, and become the obligation of, the Surviving Corporation without further act or deed in the same manner as if the Surviving Corporation had itself incurred them; title to any real estate or any interest therein vested in either of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger; and all rights of creditors of each constituent Corporation and all liens upon the property of each of the Constituent Corporation shall be preserved unimpaired, provided that such liens upon the property of ERMS shall be limited to the property affected thereby immediately prior to the Effective Date.

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(b) As of the Effective Date, ERMS shall cause its stock record and transfer books to be closed. No transfer or assignment of any shares of ERMS shall be effective subsequent to the Effective Date.

6.	Abandonment

Notwithstanding approval and adoption of this Agreement by the directors and sole shareholder of AEC, this Agreement may be abandoned and the merger of AEC and ERMS terminated at any time prior to the Effective Date by decision of the sole shareholder of ERMS.

7.	Miscellaneous

(a) Nothing express or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm or corporation other than AEC, ERMS, AGI and their respective shareholders any rights or remedies under or by reason of this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any interest herein may be assigned by any party without the prior written consent of the other parties. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(b) After the Effective Date, ERMS, through the persons who were its officers immediately prior to the Merger, shall execute or cause to be executed such further assignments, assurances or other documents as may be necessary or desirable to confirm title to its properties, assets and rights in the Surviving Corporation.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be affixed and attested, all as of the day and year first above written.

ANKER ENERGY CORPORATION

By:	/s/ John J. Faltis, President
John J. Faltis, President

Attest:	/s/ Bruce Sparks
Bruce Sparks, Secretary

ENERGY RESOURCE MANAGEMENT SERVICES, INC.

By:	/s/ John J. Faltis, President
John J. Faltis, President

Attest:	/s/ Bruce Sparks
Bruce Sparks, Secretary

ANKER GROUP, INC.

By:	/s/ John J. Faltis, President
John J. Faltis, President

Attest:	/s/ Bruce Sparks
Bruce Sparks, Secretary

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CERTIFICATE OF RENEWAL AND REVIVAL OF

CERTIFICATE OF INCORPORATION

OF

ANKER ENERGY CORPORATION

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) ANKER ENERGY CORPORATION.

2. The corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is March 11, 1975.

3. The address, including the street, city, and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

4. The corporation hereby procures a renewal and revival of its certificate of incorporation, which became inoperative by law on March 1, 2005 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

5. The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Renewal and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be renewed and revived and shall become fully operative on February 28, 2005.

6. This Certificate of Renewal and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Signed on March 28, 2005

/s/ Raymond J. McElhaney, President
Raymond J. McElhaney, President

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

ANKER ENERGY CORPORATION

ANKER ENERGY CORPORATION (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: That the Certificate of Incorporation of the Corporation be, and hereby is, amended by deleting Article 1 in its entirety and substituting in lieu thereof a new Article 1 to read as follows:

“1. The name of the Corporation is

HUNTER RIDGE COAL COMPANY.”

SECOND: That the Board of Directors of the Corporation approved the foregoing amendment by written consent, declaring said amendment to be advisable, and directing that said amendments be presented to the stockholders of the Corporation for their consideration, approval and adoption thereof at a special meeting of the stockholders or by written consent of the stockholders.

THIRD: That the stockholders entitled to vote thereon approved the foregoing amendments by written consent of its sole stockholder in accordance with Sections 228 and 242 of the DGCL.

FOURTH: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed as of the 9th day of December, 2005.

ANKER ENERGY CORPORATION

By:	/s/ Peter J. Vuljanic
Peter J. Vuljanic, President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

HUNTER RIDGE COAL COMPANY

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is HUNTER RIDGE COAL COMPANY.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on March 8, 2006

/s/ Roger L. Nicholson
Name: Roger Nicholson Title: Senior Vice President